Execution Version NY-2439688 AMENDMENT NO. 1 TO CREDIT AGREEMENT AND GUARANTY This AMENDMENT NO. 1 TO CREDIT AGREEMENT AND GUARANTY, dated as of September 29, 2022 (this “Amendment”), is by and among XERIS PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), and XERIS BIOPHARMA HOLDINGS, INC., a Delaware corporation (“Parent”), the Lenders party hereto, and HAYFIN SERVICES LLP, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Agent”). Reference is made to the Credit Agreement and Guaranty, dated as of March 8, 2022, among the Borrower, Parent, certain subsidiaries of Parent from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended by this Amendment. RECITALS WHEREAS, Parent and the Borrower have requested that the Agent and the Lenders amend certain provisions of the Credit Agreement; and WHEREAS, the Agent and the Lenders are willing to do so on the terms and subject to the conditions set forth herein. NOW, THEREFORE, the parties hereto hereby agree as follows: ARTICLE I AMENDMENTS TO CREDIT AGREEMENT; OTHER AGREEMENTS SECTION 1.01. Amendments to the Credit Agreement. As of the Amendment Effective Date, Sections 9.01(p) and 9.01(t) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (p) Indebtedness under any letters of credit in an aggregate face amount not to exceed $2,000,000; provided such amount shall be automatically increased to (i) $4,800,000 so long as the Borrower is required to cause a letter of credit to be issued to the lessor under the lease for the premises located at 1375 W. Fulton Street, Chicago, IL 60607 or (ii) if the aggregate face amount of such letter of credit described in clause (i) above is reduced after the date of issuance thereof, $4,800,000 less the amount of such reduction; (t) Permitted Refinancings of Indebtedness otherwise permitted pursuant to this Section 9.1 (other than Section 9.1(a), (l), the proviso in (p), (t) and (u)); and ARTICLE II ACKNOWLEDGEMENT, AGREEMENT AND CONSENT AND REPRESENTATIONS AND WARRANTIES SECTION 2.01. Each Obligor party hereto confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Obligor under each Loan Document to which such Obligor is a party shall not be impaired and each Loan Document to which such Exhibit 10.2

NY-2439688 Obligor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. SECTION 2.02. Each Obligor party hereto hereby acknowledges and agrees that the Guaranteed Obligations will include all Obligations under, and as defined in, the Credit Agreement as amended by this Amendment. SECTION 2.03. To induce the Agent and the Lenders to execute and deliver this Amendment, each Obligor party hereto represents and warrants to the Agent and the Lenders party hereto that as of the date hereof, each of the following statements are true and correct: (a) The execution and delivery of this Amendment, and the performance of this Amendment and the Credit Agreement as amended hereby, by each Obligor party hereto has been duly authorized by all necessary corporate or other organizational action on the part of such Obligor and this Amendment and the Credit Agreement as amended hereby each constitutes a legal, valid and binding agreement of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). (b) The execution and delivery of this Amendment, and the performance of this Amendment and the Credit Agreement as amended hereby, in each case by any Obligor party hereto, does not (i) violate or conflict with any Law, (ii) result in the creation of any Lien (other than Permitted Liens) on any asset of such Obligor or any of its Subsidiaries or (iii) violate, or result in a default under, any Material Agreement binding upon Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. (c) No authorization or approval or other action by, and no notice or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the due execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby, in each case by each Obligor party hereto, except for filings and recordings in respect of perfecting or recording the Liens created pursuant to the Security Documents. (d) Parent and its Subsidiaries, on a consolidated basis, are, and immediately after giving effect to this Amendment, will be Solvent. (e) Immediately before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default. ARTICLE III CONDITIONS PRECEDENT SECTION 3.01. Conditions to Effectiveness of this Amendment. This Amendment shall become effective only upon, and shall be subject to, the prior or simultaneous satisfaction or waiver

NY-2439688 of each of the following conditions precedent in a manner reasonably satisfactory to the Agent (the date satisfaction of such conditions being referred to as the “Amendment Effective Date”): (a) Executed Amendment. The Agent shall have received this Amendment, duly executed by the Borrower, Parent, the Agent and each of the Lenders. (b) Costs and Expenses, Etc. The Agent shall have received for its account and the account of each Lender all reasonable and documented fees, costs and expenses due and payable to them pursuant to Section 14.03(a) of the Credit Agreement (including the Agent’s and each Lender’s reasonable and documented (in reasonable detail) legal fees and out-of-pocket expenses). ARTICLE IV MISCELLANEOUS SECTION 4.01. Governing Law; Jurisdiction; Jury Trial. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 and 5-1402 of the New York General Obligations Law shall apply. The jurisdiction, service of process, venue and waiver of jury trial provisions set forth in Sections 14.10 and 14.11 of the Credit Agreement, respectively, are incorporated herein by reference mutatis mutandis. SECTION 4.02. Effect of Amendment. (a) On and after the Amendment Effective Date, each reference in any Loan Document (other than this Amendment) to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. (b) This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement. The Obligors party hereto agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and other Loan Documents shall, except as expressly set forth in this Amendment, remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments, waivers, consents and modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified, waived or consented to hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Agent under the Credit Agreement or any other Loan Document, or a waiver of any Default or Event of Default or non-compliance with any term or condition contained in the Credit Agreement. Except as expressly set forth in this Amendment, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Lender under any Loan Document or applicable Law, nor constitute a waiver of any provision of the Credit Agreement except as expressly set forth herein.

NY-2439688 SECTION 4.03. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or the other Loan Documents. SECTION 4.04. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record- keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary. SECTION 4.05. Binding Nature. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Loan Documents; provided that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent. SECTION 4.06. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment. SECTION 4.07. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof. SECTION 4.08. Integration. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. [Signature pages to follow]

NY-2439688 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date hereof. PARENT: XERIS BIOPHARMA HOLDINGS, INC. By _______________________________________ Name: Title: BORROWER: XERIS PHARMACEUTICALS, INC. By _______________________________________ Name: Title: /s/ Steven M. Pieper Steven M. Pieper Chief Finance Officer /s/ Steven M. Pieper Steven M. Pieper Chief Finance Officer

NY-2439688 AGENT: HAYFIN SERVICES LLP By _______________________________________ Name: Title: Authorised Signatory Vikas Mehta /s/ Vikas Mehta

LENDERS:

HAYFIN SOF III LUXCO S.À R.L.

By /s/ Lina Kavoliune /s/ Diana Kon Kam King

Name:	Lina Kavoliune	Diana Kon Kam King
Title:	Manager	Manager

HAYFIN HEALTHCARE OPPORTUNITIES LUXCO S.À R.L.

By /s/ Lina Kavoliune /s/ Diana Kon Kam King

Name:	Lina Kavoliune	Diana Kon Kam King
Title:	Manager	Manager

HAYFIN BIG CYPRESS LUXCO S.À R.L.

By /s/ Lina Kavoliune /s/ Ugo De Benedetti

Name:	Lina Kavoliune	Ugo De Benedetti
Title:	Manager	Manager

HAYFIN CHIEF LUXCO S.À R.L.

By /s/ Lina Kavoliune /s/ Diana Kon Kam King

Name:	Lina Kavoliune	Diana Kon Kam King
Title:	Manager	Manager

HAYFIN HOSTPLUS LUXCO S.À R.L.

By /s/ Lina Kavoliune /s/ Ugo De Benedetti

Name:	Lina Kavoliune	Ugo De Benedetti
Title:	Manager	Manager

NY-2439688

NY-2439688 HAYFIN OPAL 2020 (A) LP, acting by its manager Hayfin Management Limited By ______________________________________ Name: Title: HAYFIN OPAL 2020 (B) LP, acting by its manager Hayfin Management Limited By ______________________________________ Name: Title: HAYFIN HAMILTON LUXCO S.À R.L. By ______________________________________ Name: Title: SUNHAY LUXCO S.À R.L. By ______________________________________ Name: Title: /s/ Joshua Gallitano Joshua Gallitano Director /s/ Joshua Gallitano Joshua Gallitano Director Lina Kavoliune Diana Kon Kam King /s/ Lina Kavoliune /s/ Diana Kon Kam King Manager Manager Lina Kavoliune Diana Kon Kam King /s/ Lina Kavoliune /s/ Diana Kon Kam King Manager Manager